Exhibit 4.17

PUGET SOUND POWER & LIGHT COMPANY

TO

THE FIRST NATIONAL BANK

OF BOSTON

(Successor By Merger to Old Colony Trust Company),

                                                                               TRUSTEE.

Fifty-Fourth Supplemental Indenture

Dated as of October 1, 1972

Relating to an issue of First Mortgage Bonds, 7 3/4% Series

Due October 1, 2002

Supplemental to and modifying Indenture dated as of

June 2, 1924, as supplemented and modified

(NOT PART OF INDENTURE)

THIS FIFTY-FOURTH SUPPLEMENTAL INDENTURE, made as of the first day of October, 1972, by and between PUGET SOUND POWER & LIGHT COMPANY, a corporation duly organized and existing under and by virtue of the laws of the State of Washington (hereinafter sometimes called the “Company”), party of the first part, and THE FIRST NATIONAL BANK OF BOSTON, a National Banking Association with its principal office at 100 Federal Street, in the city of Boston and Commonwealth of Massachusetts 02110 (successor by merger to OLD COLONY TRUST COMPANY) (hereinafter sometimes called the “Trustee”), as Trustee under the First Mortgage (originally, and before modification thereof by certain supplemental indentures, called “First and Refunding Mortgage”) from PUGET SOUND POWER & LIGHT COMPANY, a Massachusetts corporation (hereinafter sometimes called the “Predecessor Company”), dated as of June 2, 1924 (said Mortgage being hereinafter sometimes called the “Original Mortgage”), as supplemented and modified by all indentures supplemental thereto heretofore executed and delivered, party of the second part;

WITNESSETH: That

WHEREAS, the Predecessor Company did by the Original Mortgage, filed for record in the offices of the Auditors of the Counties of Chelan, Clallam, Cowlitz, Douglas, Grant, Grays Harbor, Island, Jefferson, King, Kitsap, Kittitas, Lewis, Mason, Pacific, Pierce, Skagit, Snohomish, Thurston and Whatcom, all in the State of Washington, and left on file as a chattel mortgage in each of said counties, convey and pledge certain property therein described to Old Colony Trust Company, as Trustee, to be held upon the trusts expressed in the Original Mortgage to equally secure an unlimited authorized amount of mortgage bonds (therein and herein called the “Bonds”) issued or to be issued in one or more series, all as more fully provided in the Original Mortgage; and

WHEREAS, the Predecessor Company, prior to September 1, 1954, had executed and delivered to the Trustee thirty-nine supplemental indentures, supplementing and in certain respects modifying the Original Mortgage and providing for the execution, certification and delivery of Bonds of various series from time to time pursuant thereto (which Original Mortgage, as so supplemented and modified, is therein and herein sometimes called the “First Mortgage”); and

WHEREAS, the Predecessor Company executed and delivered to the Trustee a Fortieth Supplemental Indenture, dated as of September 1, 1954, which

Supplemental Indenture is divided into two parts, designated as Part I and Part II, and Part I thereof provided for the establishment and the execution, certification and delivery initially of Twenty-five Million Dollars ($25,000,000) principal amount of a series of Bonds, designated as First Mortgage Bonds, 3 1/2% Series due 1984, and contained certain covenants, restrictions, conditions and provisions affecting, and provided for certain modifications of, the First Mortgage (the First Mortgage, as so supplemented and modified by said Part I, being sometimes in said Fortieth Supplemental Indenture and herein called the “Revised First Mortgage”) and Part II thereof provided for modifications of the Revised First Mortgage as therein set forth, which modifications became effective on October 20, 1955 (the Revised First Mortgage as so modified by Part II of the Fortieth Supplemental Indenture as heretofore, hereby, and hereafter supplemented and modified being sometimes in said Part II and herein called the “Indenture” and references herein to Sections, Articles or other provisions of the Indenture being to the revised or modified provisions thereof as set forth in Part II of the Fortieth Supplemental Indenture); and

WHEREAS, the Predecessor Company has heretofore executed and delivered to the Trustee a Forty-first Supplemental Indenture dated as of December 1, 1954, a Forty-second Supplemental Indenture dated as of July 1, 1957, a Forty-third Supplemental Indenture dated as of May 1, 1958, a Forty-fourth Supplemental Indenture dated as of November 1, 1959, and a Forty-fifth Supplemental Indenture dated as of April 1, 1960, all of which mortgaged, pledged, assigned, conveyed and transferred to the Trustee and subjected to the lien of the Indenture additional property acquired or constructed, and betterments, improvements and additions made to the mortgaged property, since the execution and delivery of the Fortieth Supplemental Indenture; and

WHEREAS, the Company has executed and delivered to the Trustee a Forty-sixth Supplemental Indenture dated as of November 10, 1960, whereby the Company has succeeded to the Predecessor Company with the same effect as if the Company had been named in the Indenture as the mortgagor company and in the Bonds and coupons as the obligor thereon or maker thereof, and the Predecessor Company merged into the Company on November 16, 1960 whereupon the Company acquired all the property, real, personal or mixed, including all rights, privileges, easements, licenses and franchises, described in the Indenture and thereby conveyed and mortgaged or intended so to be, including also all such property acquired by the Predecessor Company since the execution and delivery of the Original Mortgage, which by the terms of the Indenture is subjected or intended to be subjected to the lien thereof; and

WHEREAS, the Company has executed and delivered to the Trustee a Forty-seventh Supplemental Indenture dated as of February 1, 1961, a Forty-eighth Supplemental Indenture dated as of November 1, 1963, a Forty-ninth Supplemental Indenture dated as of May 1, 1964, a Fiftieth Supplemental Indenture dated as of January 1, 1966, a Fifty-first Supplemental Indenture dated as of June 1, 1967, a Fifty-second Supplemental Indenture dated as of February 1, 1969, and a Fifty-third Supplemental Indenture dated as of July 1, 1970, all of which mortgaged, pledged, assigned, conveyed and transferred to the Trustee and subjected to the lien of the Indenture additional property acquired or constructed, and betterments, improvements and additions made to the mortgaged property since the execution and delivery of the Fortieth Supplemental Indenture; and

WHEREAS, all Bonds of any series heretofore executed, authenticated and delivered pursuant to the Original Mortgage, as from time to time supplemented and modified, have been retired and cancelled or payment duly and irrevocably provided for, except the Twenty-five Million Dollars ($25,000,000) principal amount of First Mortgage Bonds, 3 1/2% Series due 1984, the Thirty Million Dollars ($30,000,000) principal amount of First Mortgage Bonds, 4 1/8% Series due 1988, the Fifteen Million Dollars ($15,000,000) principal amount of First Mortgage Bonds, 4 5/8% Series due 1991, the Forty Million Dollars ($40,000,000) principal amount of First Mortgage Bonds, 4 5/8% Series due 1993, the Fifteen Million Dollars ($15,000,000) principal amount of First Mortgage Bonds, 4 3/4% Series due 1994, the Twenty Million Dollars ($20,000,000) principal amount of First Mortgage Bonds, 5 1/4% Series due 1996, the Twenty Million Dollars ($20,000,000) principal amount of First Mortgage Bonds, 6 5/8% Series due 1997, the Twenty Million Dollars ($20,000,000) principal amount of First Mortgage Bonds, 7 1/2% Series due 1999 and the Thirty Million Dollars ($30,000,000) principal amount of First Mortgage Bonds, 9 1/2% Series due 2000, which Bonds are now outstanding and constitute the only Bonds of the Company outstanding under the Indenture; and

WHEREAS, effective as of the opening of business on January 4, 1971 The First National Bank of Boston succeeded Old Colony Trust Company as Trustee under the Indenture by reason of the merger of Old Colony Trust Company into The First National Bank of Boston; and

WHEREAS, the Board of Directors of the Company has established a new series of Bonds to be designated First Mortgage Bonds, 7 3/4% Series due 2002 (hereinafter sometimes called “Bonds of the 2002 Series”), and has authorized an initial issue of Thirty Million Dollars ($30,000,000) principal amount thereof, and the Company has complied or will comply with all provisions required to issue additional Bonds provided for in the Indenture; and

WHEREAS, the Company desires to execute and deliver this Fifty-fourth Supplemental Indenture, in accordance with the provisions of the Indenture, for the purposes of (a) further assuring, conveying, mortgaging and assigning unto the Trustee certain additional property acquired by the Company, (b) providing for the creation of a new series of Bonds, designating the series to be created and specifying the form and provisions of the Bonds of such series, (c) adding to the Indenture other covenants and agreements to be hereafter observed by the Company, and (d) as permitted by the provisions of Section 18.01 of the Indenture, modifying and correcting Section 1.27 of the Indenture; and

WHEREAS, all things necessary have been done to authorize the execution, delivery and recording of these presents validly to secure the payment of the principal of, and the premium, if any, and interest on, the initial issue of Thirty Million Dollars ($30,000,000) principal amount of Bonds of the 2002 Series, and to make such Bonds, when executed by the Company, authenticated and delivered by the Trustee and duly issued, the valid and binding legal obligations of the Company, and to constitute the Indenture a valid and binding mortgage for the security of all of the Bonds in accordance with its and their terms;

NOW, THEREFORE, this Fifty-fourth Supplemental Indenture

WITNESSETH, that, pursuant to and in execution of the powers, authorities and obligations conferred, imposed and reserved in the Indenture, and pursuant to and in execution of every other power, authority and obligation thereto appertaining and/or enabling, in order to secure the payment of the principal of, and the premium, if any, and interest on, the Bonds issued and to be issued under the Indenture, and secured thereby and hereby at any time outstanding according to their tenor and effect, and the performance of all the covenants and conditions therein and herein and in said Bonds contained, and for the purpose of confirming the lien of the Indenture, said Puget Sound Power & Light Company, organized and existing under the laws of the State of Washington, in consideration of the premises and of One Dollar ($1.00) and other good and valuable consideration to it duly paid by the Trustee, at or before the execution and delivery of these presents, the receipt whereof is hereby acknowledged, has granted, bargained, sold, conveyed, transferred, assigned, remised, released, mortgaged, set over and confirmed and by these presents does grant, bargain, sell, convey, transfer, assign, remise, release, mortgage, set over and confirm unto The First National Bank of Boston, as Trustee, and to its successor or successors in the trust created by the Indenture, and to said Trustee and its assigns forever, for the uses and purposes created by the Indenture, all property, real, personal or mixed, including all rights, privileges, easements, licenses and franchises, described in the Indenture and thereby conveyed and mortgaged or intended so to be, including also all such property acquired by the Company since the execution and delivery of the Original Mortgage, which by the terms of the Indenture, is subjected or intended to be subjected to the lien thereof, and including also all such property as the Company may hereafter acquire which by the terms of the Indenture is subjected or intended to be subjected to the lien thereof, excepting from the foregoing, however, all property included within the foregoing general description, whether now owned or hereafter acquired, which by the provisions of the Indenture is excepted or to be excepted from the conveyance and lien of the Indenture, or which has heretofore been released from the lien of the Indenture or otherwise disposed of by the Company free from the lien of the Indenture in accordance with the provisions thereof:

INCLUDING NEVERTHELESS in the property hereby conveyed and confirmed to the Trustee (without limiting the generality of the foregoing general description of such property and without prejudice to the conveyance and confirmance of all such property by such general description) the following:

All right, title and interest in and to a Coal Supply Agreement, dated as of July 30, 1971, between The Montana Power Company, the Company and Western Energy Company, and all modifications, amendments and supplements to such Agreement.

All property, real, personal or mixed, together with all buildings or improvements thereon and the appurtenances thereto, located in the State of Washington and described below or conveyed to the Company by the deeds listed on the list of properties and deeds below, to which deeds and the records thereof in the County Auditor’s office of the respective counties in the State of Washington below stated (in all cases where said deeds and/or records are below specified) reference is hereby made for a more particular description of the property hereby conveyed and confirmed to the Trustee and its respective successor or successors and assigns as aforesaid, to wit:

LIST OF REAL ESTATE IN THE STATE OF WASHINGTON ACQUIRED BY PUGET SOUND POWER

& LIGHT COMPANY TO DATE, AND NOT HERETOFORE SPECIFICALLY DESCRIBED IN ANY

PRIOR SUPPLEMENTAL MORTGAGE

					Deed Records
Sec.	Twp.	Range	Description	Deed From	Vol.	Page
			ISLAND COUNTY

8	30N*	2E*	That portion of the Northeast quarter of the Southeast quarter of Section 8, Township 30 North, Range 2 East W. M., described as follows: Beginning at a point on the East line of the old County Road in said section at its point of intersection with the South line of said NE 1/4 of the SE 1 /4; thence East along said South line 171.39 feet; thence North 0° 37’ West 150 feet, more or less, to an old established fence line; thence south 89° 23’ West along said fence to the East line of the old County Road; thence South along said east line to the point of beginning, EXCEPT road.	Puget Sound Methodist District Union, a corporation, February 5, 1971	230	414

			JEFFERSON COUNTY
30	29N	1W	The Northwest Quarter of the Northeast Quarter of Section 30, Township 29 North, Range 1 West, W. M.; EXCEPT therefrom secondary highway No. 9-E.	Boise Cascade Corporation, a Delaware corp., December 31, 1970	23	310

25	29N	2W	That portion of the Northwest 1/4 of the Southwest 1/4 of Section 25, Township 29 North, Range 2 West, W. M., Jefferson County, Washington, lying easterly of State Highway No. 9 and northerly of an easement for transmission line purposes granted to the United States of America by instrument dated August 3, 1948, and recorded in Volume 125 of Deeds, page 107, in the records of Jefferson County, Washington; EXCEPT the abandoned right of way of the Port Townsend and Southern Railway.	Emma M. Wright, a married woman, as her separate estate, December 11, 1970	23	187

8	29N	1W	Beginning at a point on the East line of Section 8, Township 29 North, Range 1 West, which bears South 1° 31’ 47” West 2,042 feet from the Northeast corner of said Section 8; thence West 367.73 feet along the South line of the North 2,042 feet; thence North 13° 35’ 25” East 1334.25 feet; thence East to the East line of said Section 8 at a point which	George J. Cotton and Helen V. Cotton and Walter V. Combs and Bernice C. Combs, January 19, 1971	23	439

*	All numbers in the column of the following tabulation under designation “Twp” indicate townships north of the Willamette Base Line, and the Letters “E” and “W” in the column under the designation “Range” indicate ranges east or west, as the case may be, of the Willamette Meridian.

					Deed Records
Sec.	Twp.	Range	Description	Deed From	Vol.	Page
			JEFFERSON COUNTY (Continued)

			bears, South 1° 31’ 47” West 737.2 feet from said Northeast corner of Section 8; thence South 1° 31’ 47” West 1,304.8 feet to the true point of beginning and being a portion of the following described parcels: A portion of the South 763.2 feet of the North 1,410.4 feet of the Northeast Quarter of the Northeast Quarter as measured along the East line thereof, Section 8, Township 29 North, Range 1 West, except right-of-way of the Port Townsend pipe line and except roads. Also, a portion of the South 631.6 feet of the North 2,042 feet of the East half of the Northeast Quarter of Section 8, Township 29 North, Range 1 West, as measured along the East line thereof except right-of-way of the Port Townsend pipe line.

			KING COUNTY

21	21N	4E	The west 200 feet of the north 150 feet of the south half of the southwest quarter of the southwest quarter of the northwest quarter of Section 21, township 21 north, range 4 east, W. M., in King County, Washington; except portions in 16th Avenue South and South 344th Street.	Emil Bulyca, Jr. and Donna J. Bulyca, his wife, July 22, 1968	5124	451

4	21N	4E	That portion of the southeast quarter of the southeast quarter of section 4, township 21 north, range 4 east, W. M., in King County, Washington, described as follows: Beginning at the southeast corner of said section 4 running thence north along the east line thereof 30 feet to the true point of beginning; thence north along the east line of said section 4, 170 feet thence west parallel to the south boundary of said section to a point of intersection with the east line of Primary State Highway No. 1; thence south along the east line of said State Highway to a point of intersection with the north line of South 304th Street; thence east along the north line of South 304th Street to the point of beginning; EXCEPT the east 200 feet thereof.	LaVerne Warner and Delores M. Warner, his wife, March 13, 1967	5208	341

18	26N	5E	That portion of Government Lot 2, section 18, township 26 north, range 5 east W. M., in King County, Washington, described as follows: Beginning at a point south 89° 18’ 36”	Melvin C. Nelson and Betty B. Nelson, his wife, August 20, 1969	173.	630
			east 30 feet and north 1° 09’ 52” east 166.43 feet from the southwest corner of said Government Lot 2; thence continuing north 1° 09’ 52” east 165.01 feet; thence south 89° 28’ 09” east 470.03 feet; thence south 1° 09’ 52” west 165.01 feet; thence north 89° 28’ 09” west 470.03 feet to the point of beginning. (Also known as Tract 16 of Inglewood Heights, an unrecorded plat.)		Aud. No. 7202160365 (microfilm)

Deed Records
Sec.	Twp.	Range	Description	Deed From	Vol.	Page
KING COUNTY (Continued)

23	22N	5E	The east 1300.0 feet of the northwest quarter of the southeast quarter of section 23, township 22 north, range 5 east, W. M., in King County, Washington; EXCEPT that portion lying within the west 30.0 feet of said subdivision; EXCEPT the south 250.0 feet of the west 250.0 feet of the above described tract; ALSO The southwest quarter of the northeast quarter of section 23, township 22 north, range 5 east, W. M., in King County, Washington; EXCEPT the west 30.0 feet; and EXCEPT the southwest quarter of the southwest quarter of the northeast quarter of said section 23.	R. John Bower and Solveig B. Bower, his wife, Edmund Hofstad and Klara Hofstad, his wife, Walter Hofstad and Valeta E. Hofstad, his wife, and Oliver A. Hofstad, and Sarah A. Hofstad, his wife, December 26, 1968	Aud. No. 7204210563 (microfilm)

26	26N	5E	That portion of the southeast quarter of the northwest quarter of section 26, township 26 north, range 5 east, W. M., in King County, Washington, described as follows: Beginning at a point on the south line of said subdivision distant north 88° 03’ 41” west 1157.80 feet from the southeast corner thereof; thence north 88° 03’ 41” west 200 feet to the southwest corner of said subdivision; thence north 2° 08’ 58” east along the west line of said subdivision 250 feet; thence south 88° 03’ 41” east 200 feet to a point which bears north 2° 08’ 58” east from the point of beginning; thence south 2° 08’ 58” west 250 feet to the point of beginning; EXCEPT the south 50 feet thereof conveyed to the County of King for road by deeds recorded under auditor’s file Nos. 5809819 and 5809820.	Herbert A. Schiessl, Jr., as executor of the Estate of Herbert A. Schiessl, deceased, and Anna Schiessl, a widow, July 14, 1970	Aud. No. 7111040080 (microfilm)

29	23N	5E	Lot 3, Block 2, Green Tracts No. 1 according to the plat recorded in Volume 48 of plats, page 1 in King County, Washington.	Carl W. Rigtrup and June R. Roberts Rigtrup, his wife, July 3, 1970	Aud. No. 7202160366 (microfilm)

5	25N	SE	That portion of the southwest quarter of the southeast quarter of section 5, township 25 north, range 5 east, W. M., in King County, Washington described as follows: Beginning at a point which bears north 4° 28’ 36” west 502.74 feet and north 87° 02’ 20” east 504.05 feet from the south quarter corner of said section 5; thence north 87° 02’ 20” east 84.01 feet; thence south 4° 28’ 36” east to a point 250 feet north 4° 28’ 36” west from the north margin of Kirkland Avenue and the true point of beginning; thence south 4° 28’ 36” east 250 feet to said north margin of Kirkland Avenue; thence along said north margin south 86° 49’ 26” west 84.00 feet; thence north 4° 28’ 36” west 250 feet; thence east 84 feet, more or less to the true point of beginning. (Also known as the south 250 feet of lot 7, block 54, Burke & Farrar’s Kirkland Gardens Div. No. 15, according to the unrecorded plat thereof.)	Donald H. Huckle and Gladys E. Huckle, his wife, April 3, 1972	Aud. No. 7204280313 (microfilm)

Deed Records
Sec.	Twp.	Range	Description	Deed From	Vol.	Page
KING COUNTY (Continued)

36	21N	4E	The north 150 feet in width of that portion of the southwest quarter of the southeast quarter of section 36, township 21 north, range 4 east, W. M., in King County, Washington, lying southeasterly of the east right-of-way of the Inter-County River Improvement Channel as conveyed to King County, by deed recorded December 14, 1914, under auditor’s file No. 968440, said right-of-way line being described as follows: Beginning at a point on the south line of said southwest quarter of the southeast quarter 216 feet east of the southwest corner of said subdivision; thence north 26° 27’ east 1,405 feet; thence north 44° 48’ 40” east 88 feet to the north line of said subdivision.	Charles A. Ruud and Nancy Ruud, his wife, and Alex Cugini and Josephine Cugini, his wife, February 1, 1971	Aud. No. 7103030239 (microfilm)
35 2	26N and 25N	SE 5E

A strip of land 250 feet in width in the SW  1 /4 of the SE  1/4 and the SE  1/4 of the SW  1/4 of Section 35, Township 26 North, Range 5 East, W. M. in King County, Washington, and that portion of Government Lot 3, Section 2, Township 25 North, Range 5 East, W. M. in King County, Washington, lying northeasterly of the E. Bank of Sammamish River, described as follows: Beginning at the SW corner of the SW  1/4 of the SE  1/4 of said Section 35; thence N 2° 28’ 32” E along the west line thereof 143.60 feet to the point of beginning; thence N 48° 18’ 46” E. 742.30 feet, more or less, along the southeasterly margin of said strip of land to the southwesterly margin of State Road No. 2; thence northerly on a curve to the right having a radius of 1176.82 feet the radial center of which bears N 82° 33’ 13” E. an arc distance of 332.09 feet subtending a central angle of 16° 10’ 06” to a point of tangency; thence N 8° 43’ 24” E. 8.32 feet; thence S 48° 18’ 46” W. parallel to said southerly margin and 250 feet distant as measured at right angles thereto to the east bank of Sammamish River; thence southeasterly along said east bank of said river to a point which bears S 48° 18’ 46” W. from the point of beginning; thence N 48° 18’ 46” E. to the point of beginning. TOGETHER WITH any portion of the bed of the Sammamish River which may adjoin the above described property.

				Edward C. Sander and Virginia M. Sander, his wife, April 5, 1972	Aud. No. 7204070329 (microfilm)

23	23N	4E	All that portion of the following described Parcel “A” lying within a strip of land having a width of 100 feet, lying northeasterly of, adjacent to and contiguous with the southwesterly boundary thereof: PARCEL “A”: Vacated Blocks 4 to 9, inclusive, and Blocks 12 to 17, inclusive, of Gundaker’s Interurban Addition to Seattle, as per plat recorded in Volume 14 of Plats, page 46, records of King County; TOGETHER WITH vacated streets adjoining which, upon vacation, attached to said property	The State of Washington, February 18, 1970	305	599

					Deed Records
Sec.	Twp.	Range	Description	Deed From	Vol.	Page
			KING COUNTY (Continued)

			by operation of law: All situate in the Town of Tukwila, County of King, State of Washington.

23	23N	4E	A strip of land lying adjacent and parallel to the northeasterly line of the following described property: The southwesterly 100 feet in width of vacated Blocks 4 to 9 and 12 to 17, inclusive, of Gundaker’s Interurban Addition to Seattle, as per plat recorded in Volume 14 of plats, page 46, records of King County; TOGETHER WITH vacated streets adjoining which upon vacation attached to said property by operation of law; situate in the City of Tukwila, County of King, State of Washington; Said strip of land being described as follows: Commencing at Highway Engineer’s Station P.O.T. (2M) 127 + 75.0 on the 2M-line shown on the State Highway Map of Primary State Highway No. 1 (SR 405) Green River Interchange, Sheet 2 of 4 Sheets, established by Commission Res. No. 1192, February 19, 1962, thence northeasterly at right angles to said 2M-line to a point on the northeasterly boundary of the above described property; thence northwesterly along said northeasterly boundary a distance of 25 feet to the true point of beginning of this description; thence continuing northwesterly along said northeasterly boundary a distance of 100 feet; thence northeasterly at right angles to said northeasterly boundary a distance of 50 feet; thence southeasterly parallel to and 50 feet distant from said northeasterly boundary for a distance of 100 feet; thence southwesterly a distance of 50 feet, more or less, to the true point of beginning.	Florito Brothers, a co-partner-ship consisting of J. D. Florito, E. Detore, U. J. Merlino and E. Ferullo, November 2, 1970	Aud. No. 7101270173 (microfilm)

9	22N	5E	North 180 feet of the West 230 feet of the Northwest quarter of the Southwest quarter of Section 9, Township 22 North, Range 5 East, W. M., in King County, Washington, EXCEPT the North 30 feet for road and EXCEPT the West 30 feet thereof conveyed to King County for 116th Avenue Southeast by deed recorded under Auditor’s File No. 4778939.	Fred Lang and Lorraine C. Lang, his wife, May 28, 1970	373	514

32	26N	6E	That portion of Lot 23 in Block 76 of Burke and Farrar’s Kirkland Addition to the City of Seattle, Division No. 24, as per plat recorded in Volume 21 of Plats, page 51, records of King County; described as follows: Beginning on the East line of said Lot 23, 522.37 feet South of the Northeast corner; thence North along said East line 49.31 feet to a point of intersection with the East-West centerline of the Northwest 1/4 Section 32, Township 26 North, Range 6 East, W. M.; thence North 89° 56’ 00” West along said centerline 78.42 feet;	Phyllis L. Harvey, formerly Phyllis L. Markee, whose husband is Robert J. Harvey, August 21, 1970	467	272

Deed Records
Sec.	Twp.	Range	Description	Deed From	Vol.	Page
KING COUNTY (Continued)

thence Southeasterly 92.68 feet to the point of beginning.

29	23N	5E	Lot 4, except the east 40 feet of the north 200 feet thereof, Lot 7, except the east 75 feet, thereof, and Lot 8 except the west 185 feet thereof, all in Block 2, Green Tracts Number One, as recorded in Volume 48 of plats, page 1 in King County, Washington.	James M. Corbin and Clara H Corbin, his wife, July 15, 1970	412	74

KITSAP COUNTY

32	24N	1E	That part of the northeast quarter of the northwest quarter of the northeast quarter of section 32, township 24 north, range 1 east, W.M., in Kitsap County, Washington, described as follows: Beginning at the northeast corner of said section 32; thence along the north line of said section north 89° 34’ 08” west 1,309.85 feet to the northeast corner of said northeast quarter of the northwest quarter of the northeast quarter; thence 1° 07’ 40” west 66.79 feet to the southeast corner of the north one-tenth of the east half of said northeast quarter of the northwest quarter of the northeast quarter being the true point of beginning; thence south 1° 07’ 40” west 601.06 feet to the southeast corner of said northeast quarter of the northwest quarter of the northeast quarter; thence along the south line of said northeast quarter of the northwest quarter of the northeast quarter north 89° 25’ 56” west 654.50 feet to the southwest corner of said northeast quarter of the northwest quarter of the northeast quarter; thence along the west line of said northeast quarter of the northwest quarter of the northeast quarter north 1° 05’ 32” east 44.53 feet; thence north 44° 49’ 14” east 473.58 feet to a point on the east line of the west half of said northeast quarter of the northwest quarter of the northeast quarter; thence along said east line north 1° 06’ 36” east 216.60 feet to the southwest corner of the north one-tenth of the east half of said northeast quarter of the northwest quarter of the northeast quarter; thence south 89° 33’ 19” east 327.44 feet to the true point of beginning.	Harold F. Theis and Doris E. Theis, his wife, November 2 1970,	Reel 8— Frame 194 (microfilm)

33	26N	2E	The west 60 feet of the north half of the northwest quarter of the northwest quarter of the northeast quarter, section 33, township 26 north, range 2 east, W.M., in Kitsap County, Washington; EXCEPT county road along the north line; TOGETHER with the right to enter upon the remainder of the north half of the northwest quarter of the northwest quarter of the northeast quarter, said section 33, to cut, top and/or trim “danger” trees, which may in any manner	Raymond R. Raabe, May 26, 1970	Reel 3, Frame 335 (microfilm)

Deed Records
Sec.	Twp.	Range	Description	Deed From	Vol.	Page
KITSAP COUNTY (Continued)

be a menace or hazard to the electric line located on said west 60 feet.

3	25N	2E	That portion of the north half of the southwest quarter of the southwest quarter, section 3, township 25 north, range 2 east, WM, in Kitsap County, Washington, lying southwesterly of a line drawn parallel to and 95 feet southwesterly of the centerline of State Highway 305 (formerly State Highway 21-A).	Juanita Van Wagoner as Administratrix of the estate of William E. Van Wagoner, deceased, July 31, 1970	Reel 5— Frame 573 (microfilm)

3	25N	2E	That portion of parcel (A) and (B) hereinafter described, lying Northeasterly of a line which is parallel with and distant 160 feet Southwesterly as measured at right angles to the centerline of Sign Route No. 305, (formerly S.S.H. No. 21-A); EXCEPT therefrom any portion lying within the margins of said Sign Route No. 305. Parcel (A) The North half of the Southwest Quarter of the Southwest Quarter of, Section 3, Township 25 North, Range 2 East, W. M., lying Southwesterly of a line drawn parallel to and 95 feet Southwesterly of the centerline of State Highway No. 305 (Formerly State Highway 21-A). Parcel (B) The South half of the Southwest Quarter of the Southwest Quarter of Section 3, Township 25 North, Range 2 East, W. M., lying Southwesterly of State Highway No. 305, (Formerly State Highway 21-A), and Northwesterly of County Road No. 18; EXCEPT County Road.	Juanita D. Van Wagoner, individually and as Administratrix for the estate of William E. Van Wagoner, deceased, November 20, 1970	Reel 9— Frame 439 (microfilm)

13	25N	1E	Beginning at a point which is South 587.80 feet and West 707.55 feet from the Northeast corner of said Government Lot 5; thence South 87° 36’ East 209.83 feet to the true point of beginning; thence continuing South 87° 36’ East 67.00 feet; thence South 15° 42’ West 160.15 feet; thence North 18° 39’ West 17.00 feet; thence North 87° 36’ West 40.00 feet; thence North 8° 54’ East 140.90 feet to the true point of beginning.	Lynn Robertson and Valeria M. Robertson, his wife, January 6, 1970	981	634

28 29	26N and 26N	2E 2E	That portion of all uplands and tidelands adjoining lot 29, Agate Point, according to plat recorded in volume 3, of Plats at page 1, records of Kitsap County, Washington, and being more particularly described as follows: Beginning at a point of the Northeasterly margin of State Highway No. 21-A, which point is North 35° 29’ 30” East a distance of 37.02 feet from the Southwest corner of lot 29, said point also being the true point of beginning, thence continue North 35° 29’ 30” East 112.60 feet to the Northwest corner of the Puget Sound Power and Light Company tract as conveyed under Auditor’s file No. 886098, thence North 52° 58’ West along the Northeasterly line of the Puget Sound Power and Light tract extended, to the line of extreme low tide, thence Southwesterly	Carl Berg and Ruben Nelson, as co-executors of the last will of Henry S. Bradley, deceased, March 12, 1970	Reel 1, Frame 2030 (microfilm)

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			KITSAP COUNTY (Continued)

			along the line of extreme low tide to a point which is North 58° 09’ 30” West of the point of beginning, thence South 58° 09’ 30” East along the extension of Northeasterly margin of State Highway No. 21-A to the true point of beginning.

			KITTITAS COUNTY

25	19N	16E	That portion of the Southeast 1/4 of the Northeast 1/4 of Section 25, Township 19 North, Range 16 East, W.M., Kittitas County: Beginning at the southeast corner of the Northeast 1/4 of said Section 25; thence westerly along the south line of said subdivision 730 feet, more or less, to the intersection of the LE line at Highway Engineers Station 487+80, more or less, of Interstate 90; thence N 65° 24’ 15” W. a distance of 54 feet, more or less, along the centerline of the LE line of said highway to Engineers Station 487+26.02; thence N 24° 35’ 45” E. 235.00 feet to the true point of beginning, said point being on the Northeast boundary of the TP frontage road; thence N 24° 35’ 45” E. 208.72 feet; thence N 65° 24’ 15” W. 208.72 feet; thence S 24° 35’ 45” W. 208.72 feet; thence S 65° 24’ 15” E. 208.72 feet to the true point of beginning.	Frank Gregerich, also known as Frank Grgurich, and Madeline Gregerich, his wife, December 30, 1971	27	346

			LEWIS COUNTY

			Parcel 1

30	15	1W	A 7% undivided interest as a tenant in common in and to that portion of the north half of the southwest quarter (N 1/2 SW 1/4) of said Section Thirty (30) more particularly described as follows: Beginning at a point which is South 83°04’00” East 1,320.92 feet from the west quarter corner of said Section Thirty (30), thence along the following courses and distances: East 521.96 feet; north 42°09’20” east 7.53 feet; east 58.83 feet; south 37°38’50” east 35.99 feet; east 109.73 feet; south 226.23 feet; east 291.46 feet; south 210.10 feet; west 469.02 feet; north 42°09’20” west 26.86 feet; west 521.96 feet; north 439.34 feet, more or less, to the point of beginning.	Washington Irrigation & Development Company, a Corporation, October 30, 1970	36	42/49

			Parcel 2

30	15	1W	A 7% undivided interest as a tenant in common in and to that portion of the southwest quarter of the northwest quarter (SW 1/4 NW 1/4) and the northwest quarter of the southwest quarter (NW 1/4 SW 1/4) of said Section Thirty

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			LEWIS COUNTY (Continued)

			(30) more particularly described as follows: Beginning at a point which is south 14°45’30” east 171.83 feet from the west quarter corner of said Section Thirty (30), thence along the following courses and distances: North 00°13’20” west 1,295.00 feet; south 89°45’40” east 1,195.01 feet; south 1,280.00 feet; south 89°31’10° west 1,190.04 feet, more or less, to the point of beginning.

			Parcel 3

30	15	1W	A 7% undivided interest as a tenant in common in and to that portion of the south half of the northwest quarter (S 1/2 NW 1/4) of said Section Thirty (30) more particularly described as follows: Beginning at a point which is north 77°38’50” east 1,350.02 feet from the west quarter corner of said Section Thirty (30), thence along the following courses and distances: North 450.00 feet; east 455.00 feet; south 450.00 feet; west 455.00 feet, to the point of beginning.

			Parcel 4

30	15	1W	A 7% undivided interest as a tenant in common in and to that portion of the southwest quarter of the southwest quarter of said Section Thirty (30) more particularly described as follows: Beginning at a point which is south 13°29’50” east 2,466.79 feet from the west quarter corner of said Section Thirty (30), thence along the following courses and distances: East 76.00 feet; south 256.00 feet; west 76.00 feet; north 256.00 feet, to the point of beginning.

			Parcel 5

30	15	1W	A 7% undivided interest as a tenant in common in and to that portion of the southwest quarter of the southwest quarter (SW 1/4 SW 1/4) of said Section Thirty (30) more particularly described as follows: Beginning at a point which is south 19°11’00” east 2,513.21 feet from the west quarter corner of said Section Thirty (30), thence along the following courses and distances: East 76.00 feet; south 256.00 feet; west 76.00 feet; north 256.00 feet, to the point of beginning.

			Parcel 6

30	15	1W	A 7% undivided interest as a tenant in common in and to that portion of the west half of the southwest quarter (W 1/2 SW 1/4) of said Section Thirty (30) more particularly described as follows: Beginning at a point which is south 37°18’10” east 1,653.59 feet from the west quarter corner of said Section Thirty (30),

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			LEWIS COUNTY (Continued)

			thence along the following courses and distances: South 85°00’00” east 76.00 feet; south 05°00’00” west 256.00 feet; north 85°00’00” west 76.00 feet; north 05°00’00” east 256.00 feet, to the point of beginning:

			Parcel 7

30	15	1W	A 7% undivided interest as a tenant in common in and to that portion of the south half of the southwest quarter (S 1/2 SW 1/4) of said section Thirty (30) more particularly described as follows: Beginning at a point which is south 30°52’40” east 2,174.73 feet from the west quarter corner of said Section Thirty (30), thence along the following courses and distances: North 49°00’00” east 76.00 feet; south 41°00’00” east 256.00 feet; south 49°00’00” west 76.00 feet; north 41°00’00” west 256.00 feet, to the point of beginning.

			Parcel 8

29) 30)	15	1W	A 7% undivided interest as a tenant in common in and to that portion of the south half of the northwest quarter (S 1/2 NW 1/4) and the north half of the southwest quarter (N 1/2 SW 1/4) of said Section Twenty-nine (29) and the south half of the northeast quarter (S 1/2 NE 1/4), the southeast quarter of the northwest quarter (SE 1/4 NW 1/4), the northeast quarter of the southwest quarter (NE 1/4 SW 1/4) and the north half of the southeast quarter (N 1/2 SE 1/4) of said Section Thirty (30), more particularly described as follows: Beginning at a point which is north 70°40’20” east 2,595.02 feet from the west quarter corner of said Section Thirty (30), thence along the following courses and distances: South 80°00’00’ east 2,888.89 feet, more or less, to a point on the east line of said Section Thirty (30) which is north 03°09’00” east 527.33 feet from the east quarter corner of said section, thence continuing: South 80°00’00” east 2,000.00 feet; south 729.95 feet, more or less, to a point on the northerly right of way line of the Hanaford Valley County Road as said road was located as of October 1, 1970, thence generally westerly along said right of way line to a point designated Engineer’s Station 279 + 92.0 on the Lewis County survey of said right of way, which point is south 03°09’00” west 511.73 feet and thence south 80°00’00” east 1,215.72 feet, more or less, from the west quarter corner of said Section Twenty-nine (29), thence north 80°00’00” west, 1,215.72 feet, more or less, to a point on the west line of said Section Twenty-nine (29) which is south 03°09’00”

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LEWIS COUNTY (Continued)

west 511.73 feet from the west quarter corner of said section, thence along the following courses and distances: North 80°00’00” west 1,434.70 feet; south 07°53’00” west 328.10 feet; south 71°14’30” west 279.87 feet; north 86°51’ 20” west 260.39 feet; north 70°00’00” west 835.38 feet; north 24°08’50” east 317.81 feet; north 100.00 feet; west 150.00 feet; north 1,015.00 feet, more or less, to the point of beginning.

PIERCE COUNTY

1	17N	4E	That part of the west half of the west half of the southeast quarter of Section 1, Township 17 North, Range 4 East of W. M., described as follows: Beginning at the intersection of the southerly line of the Kapowsin Highway (Butler County Road) with the westerly line of the Benbow Road; thence westerly along the southerly line of said Kapowsin Highway 100 feet to the true point of beginning; thence continuing westerly along said southerly line 50 feet; thence southerly parallel with the westerly line of said Benbow Road a distance of 250 feet; thence easterly parallel with southerly line of said Kapowsin Highway 150 feet to the westerly line of said Benbow Road; thence northerly along said westerly line 150 feet; thence westerly parallel to the south line of Kapowsin Highway 100 feet; thence northerly parallel to the westerly line of Benbow Road 100 feet to the true point of beginning.	Earl M. Slifko and Annette Marie Slifko, husband and wife, January 19, 1971	Aud. No. 2377366 (microfilm)

9	19N	5E	The south seventy-five (75) feet of the southeast quarter of the northeast quarter of the northwest quarter; and the south one hundred fifty (150) feet of the southwest quarter of the southwest quarter of the northeast quarter of the northwest quarter; of Section 9, Township 19 North, Range 5 East of the W. M. LESS Bisson Scannel County Road, and subject to road easement as recorded July 22, 1969, under Auditor’s Fee No. 2304620, records of said county.	Engineers Investment Trust Co., a partnership, March 11, 1971	Aud. No. 2382703 (microfilm)

SKAGIT COUNTY

4	34N	2E	That portion of the Southeast 1/4 of the Southwest 1/4 of Section 4, Township 34 North, Range 2 East W. M., as follows: Beginning at the South 1/4 corner of said Section 4; thence North 0° 52’ East along the East line of said Southeast 1/4 of the Southwest 1/4 a distance of 415.29 feet, more or less, to the intersection	The National Bank of Commerce of Seattle, Jeremy Herrick Anderson and Walter Walkinshaw, as co-executors of the Estate of Dick Anderson, Deceased, August 27, 1970	52	62

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SKAGIT COUNTY (Continued)

with the centerline of Madison .Street in Railroad Addition to Anacortes, as per plat recorded in Volume 2 of Plats, page 36, records of Skagit County, Washington; thence North 89° 46° 44” West along the centerline of said Madison Street a distance of 409.32 feet to the true point of beginning; thence continue North 89° 46’ 44” West along said road centerline a distance of 618.10 feet, more or less, to the Southeast corner of that certain tract of land conveyed to Geo. E. Conley and Jessie V. Conley, husband and wife, by instrument recorded September 13, 1955, under Auditor’s File No. 523981, records of Skagit County, Washington; thence North 0° 55 10” East along the East line of said Conley Tract and said line extended (and parallel to the West line of Block 19, as per said plat of Railroad Addition to Anacortes), a distance of 553.82 feet, more or less, to the centerline of Wabasha Street, as per said plat of Railroad Addition to Anacortes; thence South 89° 03’ 23” East along the centerline of said Wabasha Street a distance of 617.69 feet, more or less, to the intersection with the centerline of 3rd Avenue, as per said plat of the Railroad Addition to Anacortes; thence South 0° 52’ 54” West along the centerline of said 3rd Avenue a distance of 546.02 feet, more or less, to the true point of beginning. PARCEL “B”: That portion of the Southeast  1/4 of the Southwest  1/4 of Section 4, Township 34 North, Range 2 East W.M., described as follows: Beginning at the South  1 /4 corner of said Section 4; thence North 0° 52’ East along the East line of said Southeast  1/ 4 of the Southwest  1/4 a distance of 415.29 feet, more or less, to the intersection with the centerline of Madison Street in the plat of Railroad Addition to Anacortes, as per plat recorded in Volume 2 of Plats, page 36, records of Skagit County, Washington; thence North 89° 46’ 44” West along the centerline of said Madison Street a distance of 1,027.42 feet, more or less, to the Southeast corner of that certain tract of land conveyed to Geo. E. Conley and Jessie V. Conley, by instrument recorded under Auditor’s File No. 523981, records of Skagit County, Washington; thence North 0° 55’ 10” East along the East line of said Conley tract and said line extended (and parallel to the West line of Block 19, as per said plat of Railroad Addition to Anacortes), a distance of 300.00 feet to the Northeast corner of that certain tract of land conveyed to Harry G. Halvorson and Dorothy R. Halvorson, husband and wife, by instrument recorded April 27, 1964, under Auditor’s File No. 649708, records of Skagit County, Washing-

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			SKAGIT COUNTY (Continued)

			ton and the true point of beginning; thence continue North 0° 55’ 10” East a distance of 253.82 feet, more or less, to the centerline of Wabasha Street, as per said plat of Railroad Addition to Anacortes; thence continue North 0° 55’ 10” East a distance of 46.18 feet; thence North 89° 46’ 44” West parallel to the South line of Block 20, and said line extended West, as per said plat of Railroad Addition to Anacortes, a distance of 290.40 feet, more or less, to the West line of said Southeast 1/4 of the Southwest 1/4; thence South 0° 55’ 10” West along the said West line a distance of 300.00 feet to the Northwest corner of said Halvorson tract; thence South 89° 46’ 44” East along the North line of said Halvorson tract a distance of 290.40 feet to the true point of beginning; EXCEPT the existing county road right-of-way.

			THURSTON COUNTY

23	18N	2W	Lots 17 and 18 in Block 2 of Stevens Addition to Olympia as recorded in Volume 5 of Plats, page 51; EXCEPTING therefrom right of way of Oregon-Washington Railroad and Navigation Company.	Mary Alice Olson, formerly Mary Alice Alexander as Ad- ministratrix of the estate of John E. Alexander, deceased, May 25, 1970	509	561

22	18N	2W	Lots 1 to 18 inclusive in Block 17 of Wellington Park as recorded in Volume 6 of Plats, page 11.	Fred L. Aust & Vera L. Aust, his wife, December 15, 1971	562	291

23	18N	2W	That portion of the Levi H. Offut Donation Claim No. 56, in Section 23, Township 18 North, Range 2 West, W. M., described as follows: Beginning at a point 649.2 feet north and 508 feet east of the southeast corner of the Edmund Sylvester Donation Claim No. 47, in Township 18 North, Range 2 West, W. M., thence north 50 feet; thence east 100 feet; thence south 50 feet; thence west 100 feet to the point of beginning, all within the County of Thurston, State of Washington. PARCEL NO 2 — That portion of the Levi H. Offut Donation Claim No. 56, in Section 23, Township 18 North, Range 2 West, W.M., described as follows: Beginning at a point which is 11.70 chains north and 508 feet east of the southeast corner of the Edmund Sylvester Donation Claim No. 47, in Township 18 North, Range 2 West, W.M., thence south 123 feet to the true point of beginning; thence east 110 feet; thence south 117 feet; thence west 110 feet; thence north 117 feet to true point of beginning, all within the County of Thurston, State of Washington.	State of Washington, December 2, 1971	563	34

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			THURSTON COUNTY (Continued)

33	19N	1W	That part of the southwest quarter of the northwest quarter of Section 33, Township 19 North, Range 1 West, W.M., described as follows: Beginning at a point on the west line of said subdivision 693 feet north of the west quarter corner of said section; thence S 73° 30’ E 261.71 feet more or less to the westerly margin of county road known as Johnson Point Road; thence N 02° 28’ 59” E along said westerly margin for a distance of 154.60 feet; thence N 73° 30’ W 268.70 feet more or less to a point on said west line of subdivision 156.44 feet north of the point of beginning; thence south along said west line of subdivision 156.44 feet to said point of beginning. In Thurston County, Washington.	Thomas H. Dockins and Roberta A. Dockins, his wife, June 24, 1970	511	418

3	15N	3W	That part of the north 396.19 feet of the northeast quarter of Section 3, Township 15 North, Range 3 West, of W.M., lying easterly of county road known as Sargent Road; EXCEPT the east 1,131.38 feet thereof, and except the north 40 feet for Township County Road.	Annabelle Cunningham, as her separate estate, November 6, 1970	524	551

22	15	2W	A 7% undivided interest as a tenant in common in and to that portion of the east 700.00 feet of the northeast quarter of the northeast quarter (NE 1/4 NE 1/4 of said Section Twenty Two (22) lying between lines parallel with and distant 81.50 feet and 250.00 feet northwesterly, measured at right angles, from the center line between the two main tracks of the Main Line of Burlington Northern (formerly Northern Pacific Railway Company) as constructed at January 14, 1970. SUBJECT to Connor Road as established at January 14, 1970 along the north edge thereof and any other easements, encumbrances and covenants of record.	Washington Irrigation & Development Company, a Corporation, October 30, 1970	523	447/454

			WHATCOM COUNTY

1	39N	6E	A tract of land in the southeast 1/4 of Section I, Township 39 North, Range 6 East of W. M., commencing at the intersection of the East line of said southeast 1/4 and the centerline of the Mount Baker Highway, said point being 590 feet more or less north of the southeast corner of said Section 1; thence North 76°50’00” West along the centerline of the Mount Baker Highway, 621.50 feet to a point of curvature; thence along the arc of a curve to the right with a radius of 1,910.00 feet, through a central angle of 0°26’38”, 14.80 feet; thence South 13°36’38” West, 30.00 feet to a point on the right-of-way of the Mount Baker Highway and the true point of beginning; thence continuing South 13°36’38”	Hazel J. Bottiger, a divorced woman, as her separate property and Leslie Bottiger, they being the sole and only heirs at law of Frank E. Bottiger, deceased, May 1, 1970	118	259

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			WHATCOM COUNTY (Continued)

			West 15.00 feet; thence South 3°06’00” East, 185.00 feet; thence South 86°54’00” West, 200.00 feet; thence North 3°06’00” West, 273.41 feet to the Southerly right-of-way line of the Mount Baker Highway; thence Southeasterly along said right-of-way line on the arc of a curve to the left with a radius of 1,940.00 feet, 217.43 feet to the true point of beginning.

34	39N	lE	That portion of the SW 1/4 of the SE 1/4 of Section 34, Twp. 39 N, Range 1 East of W.M. described as follows: Commencing at the SW corner of said subdivision, thence EAST along the south line of said subdivision 300.00 feet to the point of beginning; thence continuing EAST along said south line 200.00 feet; thence NORTH at right angles to said south line, 240.00 feet; thence WEST parallel to said south line, 200.00 feet; thence SOUTH, 240.00 feet to the point of beginning. EXCEPT the SOUTH 40.00 feet thereof for county road.	Evelyn Ridderbjelke, a widow and C. C. Ridderbjelke, a single man, each as their separate property, April 15, 1970	115	840

1	39N	lE	Parcel “A”—That portion of the southwest 1/4 of the northwest 1/4 of Section 1, Township 39 north, Range 1 East of W. M., lying northeasterly of the county road known as Vista Drive. PARCEL “B”: Government Lot 3 and the southeast 1/4 of the northwest 1/4 of Section 1, Township 39 North, Range 1 East of W. M. lying northeasterly of the county road known as Vista Drive EXCEPT that portion described as follows: Commencing at the southeast corner of said southeast 1/4 of the northwest 1/4; thence north 2°09’40” east, 20.1 feet to the true point of beginning; thence north 89°10’30” west, parallel with the south line of said southeast 1/4 of the northwest 1/ 4, a distance of 602 feet more or less to the centerline of the county road known as Vista Drive; thence northwesterly along said centerline 160 feet more or less; thence northeasterly at right angles to said centerline, to a point on the east line of said southeast 1/4 of the northwest 1/4 (said point being north 2°09’40” east, 1,129.99 feet from the true point of beginning): thence north 2°09’40” east, along said east line, a distance of 124.17 feet to the southeast corner of that certain tract as recorded under Auditor’s File No. 1005182; thence north 43°22’40” west, 500.7 feet; thence north 4°44’40” east, 995.4 feet to a point on the north line of said section 1; thence south 88°15’30” east, along said north line, a distance of 312.5 feet to the northeast corner of said Government lot 3; thence south 2°09’40” west along the east line of said Government	Harold Zwicker and Marge A. Zwicker, his wife, July 6, 1970	120	104

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			WHATCOM COUNTY (Continued)

			Lot 3 and the southeast 1/4 of the northwest 1/4 of said Section 1, a distance of 2,601.56 feet to the true point of beginning. Situate in Whatcom County, Washington. ALSO EXCEPT a strip of land 20 feet wide for drainage ditch purposes, the center line of which is described as follows: Beginning at a point 1,320 feet more or less east and 1,230 feet more or less south of the northwest corner of Section 1, Township 39 North, Range 1 East of W. M.; thence north 73°30’00” east, 521.00 feet; thence south 62°10’00” east, 114.00 feet; thence south 36°20’00” east, 500.00 feet; thence south 41°14’00” east 201.00 feet; thence south 21°47’00” east, 142.5 feet; thence south 4°47’00” east, 339.00 feet; thence south 44°01’00” east 67.1 feet to a point 2,075 feet more or less south of the north quarter section corner of Section 1, Township 39 North, Range 1 East of W.M., as per deed dated February 17, 1919 and filed in the Whatcom County Engineer’s Office.

1	39N	lE	A portion of the North half of Section 1, Township 39 North, Range 1 East of W.M., described as follows: Commencing at the Northeast corner of the Southeast quarter Northwest quarter; south 2°09’40” West, along the East line of said Southeast quarter of the Northwest quarter, a distance of 22.19 feet to a point on the Southwesterly line of the Bonneville Power Administration Custer Substation, said point being the true point of beginning; thence continuing South 2°09’40” West 124.17 feet; thence South 36°33’48” West 231.42 feet; thence North 64°19’34” East 332.22 feet to a point on the Southwesterly line of the Bonneville Power Administration Custer Substation; thence North 43°22’40” West, along said Southwesterly line, a distance of 228.41 feet to the true point of beginning.	Raymond L. Butler and Carol E. Butler, husband and wife, March 4, 1971	133	909

1	39N	lE	Parcel “A”—That portion of SW 1/4 of NW 1/4 of Section 1, Township 39 North, Range 1 East, lying NWerly of Vista Drive. PARCEL “B”—Government Lot 3 and the Southeast quarter of the Northwest quarter of Section 1, Township 39 North, Range 1 East of W.M., lying Northeasterly of the county road known as Vista Drive EXCEPT that portion described as follows: Commencing at the Southeast corner of said Southeast quarter of the Northwest quarter; thence North 2°09’40” East, 2,001 feet to the true point of beginning; thence North 89°10’30” West, parallel with the South line of said Southeast quarter of the	Puget Sound Development Company, Inc., May 8, 1971	140	304

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			WHATCOM COUNTY (Continued)

			Northwest quarter, a distance of 602 feet more or less to the centerline of the county road known as Vista Drive; thence Northwesterly along said centerline 160 feet more or less; thence Northeasterly at right angles to said centerline, to a point on the East line of said Southeast quarter of the Northwest quarter (said point being North 2°09’40” East 1,129.99 feet from the true point of beginning); thence North 2°09’40” East, along said East line, a distance of 124.17 feet to the Southeast corner of that certain tract as recorded under Auditor’s File No. 1005182; thence North 43°22’40” West, 500.7 feet; thence North 4°44’40” East, 995.4 feet to a point on the North line of said Section 1; thence South 88°15’30” East, along said North line, a distance of 312.5 feet to the Northeast corner of said Government Lot 3; thence South 2°09’40” West along the East line of said Gov’t. Lot 3 and the Southeast quarter of the Northwest quarter of said Section 1, a distance of 2,601.56 feet to the true point of beginning.

1	39N	lE	A portion of the North half of Section 1, Township 39 North, Range 1 East of W.M., described as follows: Commencing at the Northeast corner of the Southeast quarter, Northwest quarter, thence South 2° 09’ 40” West, along the East line of said Southeast quarter, Northwest quarter, a distance of 22.19 feet to a point on the Southwesterly line of the Bonneville Power Administration Custer Substation, said point being the true point of beginning; thence continuing South 2° 09’ 40” West 124.17 feet; thence South 36° 33’ 48” West 231.42 feet; thence North 64° 19’ 34” East 332.22 feet to a point on the Southwesterly line of the Bonneville Power Administration Custer Substation; thence North 43° 22’ 40” West, along said Southwesterly line a distance of 228.41 feet to the true point of beginning.	Puget Sound Development Company Inc., May 8, 1971	140	303

All property, real, personal or mixed, together with all buildings or improvements thereon and the appurtenances thereto, located in the State of Montana and described below or conveyed to the Company by the deeds listed on the list of properties and deeds below, to which deeds and the records thereof in the County Recorder’s office of the respective counties in the State of Montana below stated (in all cases where said deeds and/or records are below specified) reference is hereby made for a more particular description of the property hereby conveyed and confirmed to the Trustee and its respective successor or successors and assigns as aforesaid, to wit:

LIST OF REAL ESTATE IN THE STATE OF MONTANA ACQUIRED BY PUGET SOUND POWER &

LIGHT COMPANY TO DATE, AND NOT HERETOFORE SPECIFICALLY DESCRIBED IN ANY

PRIOR SUPPLEMENTAL MORTGAGE

A 50% undivided interest as a tenant in common in and to that portion of the tract of land situate in the County of Rosebud, State of Montana more particularly described as follows:

LAND DESCRIPTION:

1. A tract of land in Sections two (2) and three (3), Township one (1) North, Range forty-one (41) East, Principal Montana Meridian, and Sections twenty-fix (26), twenty-seven (27), thirty-four (34), and thirty-five (35), Township two (2) North, Range forty-one (41) East, Principal Montana Meridian, described as follows: Beginning at the Northwest corner of Section 27, T2N, R41E, PMM thence S89° 24’ 32”E along the north line of said Section 27 a distance of 2636.31 feet to the North Quarter Corner of said Section; thence S89° 10’ 10”E along the north line of said Section a distance of 2631.24 feet to the Northeast corner of said Section; thence S00° 05’ 28”W along the common line between Sections 26 and 27 a distance of 2655.52 feet to the common quarter corner between said Sections; thence S00° 14’ 02”W along the common line between said Sections a distance of 1970.64 feet; thence N89° 44’ 30”E a distance of 1323.71 feet; thence S00° 12’ 02”W a distance of 655.24 feet to the common line between Sections 26 and 35; thence S00° 50’ 19”E a distance of 1320.62 feet; thence N89° 57’ 50”E a distance of 666.37 feet; thence S01° 01’ 24”E a distance of 662.04 feet; thence S89° 53’ 29”E a distance of 668.53 feet to the north-south mid-section line of Section 35, thence S01° 12’ 28”E along said north-south mid-section line a distance of 663.77 feet to the center of said

Section; thence S89° 44’ 48”E along the east-west mid-section line of said section a distance of 1274.91 feet, thence S02° 22’ 02”E a distance of 2365.63 feet to the common line between Section 35, T2N, R41E, and Section 2, T1N, R41E; thence N89° 44’ 06”E along said common line a distance of 1322.53 feet to the Northeast corner of said Section 2; thence S00° 13’ 42”E along the east line of said Section 2 a distance of 1441.13 feet; thence S89° 38’ 49”W a distance of 1982.70 feet; thence N00° 16’ 18”W a distance of 1444.18 feet to the common line between Section 2 and Section 35; thence S89° 44’ 06”W along said common line a distance of 400.51 feet; thence N05° 36’ 54”W a distance of 1581.65 feet; thence N65° 04’ 46”W a distance of 1493.70 feet; thence S41° 52’ 20”W a distance of 2126.31 feet to the common line between Section 34 and Section 35; thence S02° 06’ 11”E a distance of 632.34 feet to the common corner of Sections 34, 35, 2 and 3; thence S89° 43’ 02”W along the common line between Sections 34 and 3 a distance of 776.23 feet; thence S01° 31’ 17”W a distance of 2782.94 feet to the east-west mid-section line of Section 3; thence S89° 57’ 01”W along said east-west mid-section line a distance of 979.42 feet; thence N01° 06’ 09”E a distance of 2778.40 feet to the common line between Sections 3 and 34; thence S89° 43’ 02”W along said common line a distance of 871.66 feet to the common quarter corner between Sections 3 and 34; thence N01° 10’ 21”W along the north-south mid-section line of Section 34 a distance of 5070.94 feet to the common quarter corner between Sections 34 and 27; thence N86° 43’ 40”W along the common line between Sections 34 and 27 a distance of 2653.92 feet to the south-west corner of Section 27; thence N00° 24’ 07”E along the west line of Section 27 a distance of 2582.55 feet to the West Quarter corner of said Section; thence N00° 28’ 26”E along the west line of Section 27 a distance of 2582.87 feet to the point of beginning.

2. A tract of land in Section twenty-six (26), Township two (2) North, Range forty-one (41) East, Principal Montana Meridian, described as follows: Beginning at the South Quarter corner of Section 26, T2N, R41E, PMM; thence N00° 10’ 05”E along the north-south mid-section line of Section 26 a distance of 653.62 feet; thence S89° 44’ 30”W a distance of 661.87 feet; thence N00° 11’ 04”E a distance of 1963.29 feet to the east-west mid-section line of said Section; thence N89° 57’ 08”E along said east-west mid-section line a distance of 1986.53 feet; thence S00° 14’ 49”W a distance of 2618.32 feet to the south line of said Section; thence N89° 52’ 55”W along said south line a distance of 1321.62 feet to the point of beginning; together with the right to construct and maintain such private access on, over, under or across adjoining property of Burlington Northern, Inc. lying southerly and westerly of the said property in Section 26 hereinabove described as may be required by Montana Power Company and Puget Sound Power & Light Company as tenants in common, their successors or assigns, for or reasonably incidental to the use and enjoyment of the above described tract of land. As used in this deed the term “Private Access” has reference to a corridor two hundred (200) feet in width within which will be located all facilities necessary or useful for the full use and enjoyment of the tracts of land conveyed to Montana Power Company and Puget Sound Power & Light Company as tenants in common by Burlington Northern, Inc., and includes, but is not limited to, roadways, pipelines for water, gas or other substances, ditches, conduits, canals, conveyors, electric transmission and distribution lines and all other related facilities. Such private access shall be installed and maintained in accordance with reasonable and necessary standards as prescribed by Burlington Northern, Inc.

EXCEPTIONS AND RESERVATIONS:

Burlington Northern, Inc. excepted and reserved to itself, its successors and assigns, and there are hereby excepted and reserved to Burlington Northern, Inc., its successors and assigns, from the above described tracts of land, the following:

1. A strip of land through the East Half (E 1/2) of Section thirty-four (34) and the West Half (W 1/2) of Section thirty-five (35), Township two (2) North, Range Forty-one (41) East, Principal Montana Meridian, described as follows: Beginning at a point on the north-south mid-section line of Section 34, T2N, R41E, PMM, which is located S01° 10’ 21”E a distance of 1863.96 feet from the north quarter corner of said Section, which point is the center line of the railroad right-of-way across said Section, said right-of-way extending northerly 50 feet and southerly 100 feet from said center line when measured at right angles thereto; thence along said center line along a curve to the left with a radius of 1209 feet a distance of 42.06 feet; thence N68° 49’ 37”E a distance of 956.47 feet; thence along a curve to the right with a radius of 1432.69 feet a distance of 911.72 feet; thence S74° 42’ 43”E a distance of 819.74 feet to a point of intersection with the common line between Sections 34 and 35, which point is the center line of the railroad right-of-way across said Section 35, said right-of-way extending northerly 150 feet and southerly 150 feet from said center line when measured at right angles thereto; thence S74° 42’ 43”E a distance of 2783.71 feet to a point on the north-south mid-section line of said Section 35 which point is located N01° 12’ 28”W a distance of 263.19 feet from the center of said Section 35.

2. A strip of land through the West half (W 1/2), Southeast quarter (SE 1/4) of Section thirty-five (35), Township two (2) North, Range forty-one (41) East, Principal Montana Meridian, described as follows: Beginning at a point on the east-west mid-section line of Section 35, T2N, R41E, PMM, which is located S89° 44’ 48”E a distance of 908.29 feet from the center of said Section, which point is the center line of the railroad right-of-way across said W 1/ 2SE 1/4 of said Section, said right-of-way extending 150 feet northeasterly and 150 feet southwesterly from said center line when measured at right angles thereto; thence along a curve to the right with a radius of 955.37 feet a distance of 513.32 feet to a point on the east line of the W 1/2SE 1/4 of said Section which point is located S02° 22’ 02”E a distance of 334.41 feet from the Northeast corner of W 1/2SE 1/4 of said Section 35.

3. A strip of land through Section twenty-seven (27), Township two (2) North, Range forty-one (41) East, Principal Montana Meridian, described as follows: Beginning at a point on the west line of Section 27, T2N, R41E, PMM, which is located N00° 24’ 07”E a distance of 1491.25 feet from the southwest corner of said Section, which point is the center line of the railroad right-of-way across said Section, said right-of-way extending 150 feet easterly and 100 feet westerly from said center line when measured at right angles thereto; thence along said center line S23° 52’ 57”E a distance of 1673.83 feet to a point on the south line of said Section, which point is located S86° 43’ 40”E a distance of 689.25 feet from the southwest corner of said Section.

4. A strip of land through Section two (2), Township one (1) North, Range forty-one (41) East, Principal Montana Meridian, described as follows: Beginning at a point on the north line of Section 2, T1N, R41E, PMM, which is located S89° 44’ 06”W a distance of 561.71 feet from the Northeast corner of said Section, which point is the center line of the railroad right-of-way across said Section, said right-of-way extending 150 feet easterly and 150 feet westerly from said center line when measured at right angles thereto; thence along said center line S22° 10’ 32”E a distance of 650 feet; thence along said center line on a curve to the left with a radius of 1146.28 feet a distance of 551.08 feet to an intersection with the east line of said Section which point is located S00° 13’ 42”E a distance of 1046.48 feet from the Northeast corner of said Section.

The above described tracts of land are also subject to the right of the County of Rosebud, State of Montana, under a deed dated November 15,

1971 from Burlington Northern, Inc., for a sewer lagoon site in the South half (S 1/2), South half (S 1/2), Southwest quarter (SW 1/4) of said Section twenty-seven (27), Township two (2) North, Range forty-one (41) East, Principal Montana Meridian.

TO HAVE AND TO HOLD all and singular the said property, rights, privileges, easements, licenses and franchises and also all other property and interest of any kind and of every nature that, by virtue of any provision hereof or of the Indenture or otherwise, has or shall hereafter become subject to the Indenture, to the Trustee, its successor or successors and assigns, forever;

BUT IN TRUST NEVERTHELESS, for the equal and proportionate benefit and security (except as otherwise expressly provided) of all present and future holders of the Bonds and interest obligations issued and to be issued under and secured by the Indenture, and to secure the payment of such Bonds and the interest thereon, in accordance with the provisions of said Bonds and of the Indenture, without priority or distinction as to lien or otherwise of any Bonds over any other Bonds so that, except as otherwise expressly provided, the principal of, and the premium, if any, and interest on, every such Bond shall be equally and proportionately secured by the Indenture, as if all said Bonds had been issued, sold and delivered for value simultaneously with the execution of the Original Mortgage, and to secure the performance of and compliance with the covenants and conditions of the Indenture, pursuant to and under and subject to the provisions and conditions and for the uses hereinafter and in the Indenture set forth; it being hereby agreed as follows, to wit:

ARTICLE ONE.

Bonds of the 2002 Series and Certain Provisions

Relating Thereto.

SECTION 1.01. A. Terms of Bonds of the 2002 Series. There shall be hereby established a series of Bonds, known as and entitled “First Mortgage Bonds, 7 3/4% Series due 2002” (herein referred to as the “Bonds of the 2002 Series”). The aggregate principal amount of the Bonds of the 2002 Series shall not be limited, except as provided in Section 3.01 and in Article Five of the Indenture, and hereafter as may be provided in any indenture supplemental thereto.

The definitive Bonds of the 2002 Series shall be issued only as registered Bonds without coupons of the denomination of $1,000 or any multiple thereof, numbered R1 upwards.

October 1, 1972 shall be the date of the commencement of the first interest period for Bonds of the 2002 Series. All Bonds of the 2002 Series shall mature October 1, 2002, and shall bear interest at the rate of 7 3/4% per annum until the payment of the principal thereof, such interest to be payable semi-annually on April 1 and October 1 in each year commencing April 1, 1973. The principal of, and the premium, if any, and interest on, the Bonds of the 2002 Series will be paid in any coin or currency of the United States of America which at the time of payment is legal tender for the payment of public and private debts. Principal of and premium, if any, on Bonds of the 2002 Series will be payable at the principal corporate trust office in the City of Boston, Massachusetts, of the Trustee, except that, in case of the redemption as a whole at any time of Bonds of the 2002 Series then outstanding, the Company may designate in the redemption notice other offices or agencies, at which, at the option of the holders, Bonds of the 2002 Series may be surrendered for redemption and payment. Except as herein-before provided, interest on Bonds of the 2002 Series shall be payable at the principal corporate trust office in the City of Boston, Massachusetts, of the Trustee, in each case to the holder of record on the record date as hereinbelow defined. Interest on the Bonds of the 2002 Series may be paid by checks to the order of the persons entitled thereto, mailed to their addresses as they appear on the registry books of the Company.

The definitive Bonds of the 2002 Series may be issued in the form of Bonds engraved, printed or lithographed on steel engraved borders.

Notwithstanding any provision in the Indenture to the contrary, each Bond of the 2002 Series shall be dated the date of the authentication thereof by the Trustee, and shall bear interest on the principal amount thereof from the interest payment date next preceding the date thereof to which interest has been paid on the Bonds of the 2002 Series, or if the date thereof is prior to March 16, 1973 then from October 1, 1972, or if the date thereof be an interest payment date to which interest is being paid or a date between the record date for any such an interest payment date and such interest payment date, then from such interest payment date; provided, however, that if there shall be an existing default in the payment of interest on Bonds of the 2002 Series then, unless moneys sufficient for the payment of interest on the next interest payment date shall have been deposited with the Trustee, Bonds authenticated between the record date and payment date shall bear interest from the next preceding date to which interest has been paid on the Bonds of the 2002 Series, or if no interest has been paid, from October 1, 1972.

Notwithstanding any provision in the Indenture to the contrary, the person in whose name any bond of the 2002 Series is registered at the close of business on any record date (as hereinbelow defined) with respect to any interest payment date shall be entitled to receive the interest payable on such interest payment date notwithstanding the cancellation of such Bond of the 2002 Series upon any transfer or exchange thereof (including any exchange effected as an incident to a partial redemption thereof) subsequent to the record date and prior to such interest payment date, except that, if and to the extent that the Company shall default in the payment of the interest due on such interest payment date, then the registered holders of Bonds of the 2002 Series on such record date shall have no further right to or claim in respect of such defaulted interest as such registered holders on such record date, and the persons entitled to receive payment of any defaulted interest thereafter payable or paid on any Bonds of the 2002 Series shall be the registered holders of such Bonds of the 2002 Series on the record date for payment of such defaulted interest. The term “record date” as used in this Section 1.01, and in the form of the Bonds of the 2002 Series, with respect to any interest payment date applicable to the Bonds of the 2002 Series, shall mean the close of business on the March 15 next preceding an April 1 interest payment date or the September 15 next preceeding an October 1 interest payment date, as the case may be (or the preceding business day if a holiday or other day on which the office of the Trustee is closed), or such record date established for defaulted interest as hereinafter provided.

In case of failure by the Company to pay any interest when due the claim for such interest shall be deemed to have been transferred by transfer of any Bond of the 2002 Series registered on the books of the Company and the Company, by not less than 10 days written notice to bondholders, may fix a subsequent record date, not more than 30 days prior to the date fixed for the payment of such interest, for determination of holders entitled to payment of such interest. Such provision for establishment of a subsequent record date, however, shall in no way affect the rights of bondholders or of the Trustee consequent on any default.

As permitted by the provisions of Section 3.10 of the Indenture and upon payment at the option of the Company of a sum sufficient to reimburse it for any stamp tax or other governmental charge as provided in Section 3.11 of the Indenture, Bonds of the 2002 Series may be exchanged for other registered Bonds of the 2002 Series of different authorized denominations of like aggregate principal amount. Notwithstanding the provisions of Section 3.11 of the Indenture, no further sum, other than the sum sufficient to reimburse the Company for such stamp taxes or other governmental charges, shall be required to be paid upon any exchange of Bonds of the 2002 Series or upon any transfer thereof.

The Trustee hereunder shall, by virtue of its office as such Trustee, be the registrar and transfer agent of the Company for the purpose of registering and transferring Bonds of the 2002 Series. Notwithstanding any provision in the Indenture to the contrary, neither the Company nor the Trustee shall be required to make transfers or exchanges of Bonds of the 2002 Series for a period of fifteen days next preceding any designation of Bonds of the 2002 Series to be redeemed and neither the Company nor the Trustee shall be required to make transfers or exchanges of any bonds designated in whole for redemption or that part of any bond designated in part for redemption.

B. Form of Bonds of the 2002 Series. The Bonds of the 2002 Series, and the Trustee’s authentication certificate to be executed on the Bonds of said series, shall be in substantially the following forms, respectively:

[FORM OF FACE OF BOND OF THE 2002 SERIES]

No. R	$

PUGET SOUND POWER & LIGHT COMPANY

Incorporated under the Laws of the State of Washington

FIRST MORTGAGE BOND, 7 3/4 % SERIES DUE 2002

DUE OCTOBER 1, 2002

PUGET SOUND POWER & LIGHT COMPANY, a corporation organized and existing under the laws of Washington (hereinafter called the “Company”, which term shall include any successor corporation as defined in the Indenture hereinafter referred to), for value received, hereby promises to pay to                                          or registered assigns, the sum of                                          Dollars on October 1, 2002, or earlier as hereinafter provided, and to pay interest hereon from the interest payment date next preceding the date hereof to which interest has been paid on the bonds of this series, or if the date hereof is prior to March 16, 1973 then from October 1, 1972, or if the date hereof is an interest payment date to which interest is being paid or a date between the record date for any such an interest payment date and such interest payment date, then from such interest payment date, at the rate per annum specified in the title of this bond, payable semi-annually on the first days of April and October in each year until payment of the principal hereof; provided, however, that if there shall be an existing default in the payment of interest on bonds of this series then, unless moneys sufficient for the payment of interest on the next interest payment date shall have been deposited with the Trustee, bonds authenticated between the record date and payment date shall bear interest from the next preceding date to which interest has been paid on the bonds of this series, or if no interest has been paid, from October 1, 1972.

The interest so payable upon any April 1 or October 1 will, subject to certain exceptions described on the reverse hereof, be paid to the person in whose name this bond is registered at the close of business on the March 15 preceding such April 1 or the September 15 preceding such October 1, as the case may be (or the preceding business day if a holiday or other day on which the office of the Trustee is closed).

Both principal and interest of this bond (and premium, if any) are to be paid in any coin or currency of the United States of America which at the time of payment is legal tender for the payment of public and private debts, at the principal corporate trust office of The First National Bank of Boston, Boston, Massachusetts, or of its successor in trust, except that, in case of the redemption as a whole at any time of the bonds of this series then outstanding, the Company may designate in the redemption notice other offices or agencies at which, at the option of the holder, this bond may be surrendered for redemption and payment. Interest on this bond may be paid by check to the order of the person entitled to payment thereof, mailed to such person’s address as it appears on the registry books of the Company.

This bond shall not become obligatory for any purpose or be entitled to any security or benefit under said Indenture until the authentication certificate hereon shall have been signed by the Trustee.

The provisions of this bond are continued on the reverse hereof and such continued provisions shall for all purposes have the same effect as though fully set forth at this place.

IN WITNESS WHEREOF, PUGET SOUND POWER & LIGHT COMPANY has caused these presents to be executed in its corporate name and behalf by the facsimile of the signature of its President or one of its Vice Presidents and by the facsimile of the signature of its Treasurer or an Assistant Treasurer or its Secretary, thereunto duly authorized, and its corporate seal or a facsimile thereof to be hereto affixed.

PUGET SOUND POWER & LIGHT COMPANY,

Dated:

By
President

And by
Treasurer

[FORM OF REVERSE OF BOND OF THE 2002 SERIES]

PUGET SOUND POWER AND LIGHT COMPANY

FIRST MORTGAGE BOND, 7 3/4 % SERIES DUE 2002

DUE OCTOBER 1, 2002

This bond is one of the bonds, of the above designated series, of an unlimited authorized amount of bonds of the Company known as First Mortgage Bonds, all issued or to be issued in one or more series under and secured by a First Mortgage dated as of June 2, 1924, executed and delivered by the Company to Old Colony Trust Company (The First National Bank of Boston, successor by merger) as Trustee, as supplemented and/or modified by indentures supplemental thereto, including particularly the Fortieth Supplemental Indenture, dated as of September 1, 1954, in Part II of which are set forth the revised provisions of said First Mortgage as theretofore and then supplemented and modified, and the Fifty-fourth Supplemental Indenture dated as of October 1, 1972, relating among other things, to the bonds of the above designated series, and by all other instruments supplemental thereto (herein sometimes called the “Indenture”), reference to each and all of which is hereby made for a description of the property mortgaged and pledged as security for said bonds, the rights and remedies of the holder of this bond in regard thereto, and the terms and conditions upon which bonds may be issued.

The bonds of this series are issuable solely as registered bonds without coupons in denominations of $1,000 and any multiple of $1,000.

This bond is to be treated as negotiable, subject to the requirements for registration hereinbelow provided, and all persons are invited by the Company and the holder hereof for the time being to act accordingly. The principal and interest hereby secured will be paid without regard to any equities between the Company and the original or any intermediate holder hereof.

The bonds of this series are subject to redemption prior to maturity as a whole at any time or in part from time to time (a) at the option of the Com-pany, upon payment of the applicable percentage of the called principal amount thereof during the respective periods set forth in the tabulation below under the heading “Regular Redemption Price” (provided, however, that such right of Redemption prior to October 1, 1977 shall be limited as provided in the Fifty-fourth Supplemental Indenture), and (b) for the sinking and improvement fund for the bonds of this series, for the depreciation fund provided for in the Indenture and by the application of proceeds of certain property subject to the lien thereof as provided in the Indenture, upon payment of the applicable percentage of the called principal amount thereof during the respective periods set forth in the tabulation below under the heading “Special Redemption Price”:

Twelve Months’ Period Beginning October 1	Regular Redemption Price %	Special Redemption Price %	Twelve Months’ Period Beginning October 1	Regular Redemption Price %	Special Redemption Price %
1972	108.00	100.35	1987	103.87	100.27
1973	107.73	100.35	1988	103.59	100.26
1974	107.45	100.35	1989	103.32	100.25
1975	107.18	100.34	1990	103.04	100.24
1976	106.90	100.34	1991	102.76	100.22
1977	106.63	100.34	1992	102.49	100.21
1978	106.35	100.33	1993	102.21	100.20
1979	106.07	100.33	1994	101.94	100.18
1980	105.80	100.32	1995	101.66	100.16
1981	105.52	100.31	1996	101.38	100.15
1982	105.52	100.31	1997	101.11	100.13
1983	104.97	100.30	1998	100.83	100.11
1984	104.69	100.29	1999	100.56	100.08
1985	104.42	100.29	2000	100.28	100.06
1986	104.14	100.28	2001	100.00	100.00

together in any case with interest accrued thereon to the date fixed for redemption, upon prior notice given by first class mail, postage prepaid, as provided in the Fifty-fourth Supplemental Indenture to holders of record of each bond affected not less than thirty days nor more than ninety days prior to the redemption date and subject to all other conditions and provisions of the Indenture.

If this bond or any portion hereof ($1,000 or any multiple thereof) is duly designated for redemption, if payment of the principal hereof or of such portion, together with accrued interest, and premium, if any, is irrevocably provided for, and if notice of such redemption shall have been duly given, this bond or such portion shall cease to be entitled to the lien of the Indenture from and after the date such payment is irrevocably so provided for and shall cease to bear interest from and after the date fixed for redemption.

In the event of the selection for redemption of a portion only of the principal of this bond, payment of the redemption price will be made at the option of the registered owner, either (a) upon presentation of this bond for notation hereon of such payment of the portion of the principal of this bond so called for redemption, or (b) upon surrender of this bond in exchange for a bond or bonds (of authorized denominations of the same series) for the unredeemed balance of the principal amount of this bond. In the event of the redemption of this bond in whole, payment of the redemption price will be made only upon surrender of this bond.

The Indenture provides that (1) the Company and the Trustee, with the consent of the holders of not less than sixty-six and two-thirds per cent in principal amount of the bonds at the time outstanding (determined as provided in the Indenture) including, if more than one series of bonds shall be at the time outstanding, not less than sixty-six and two-thirds per cent in principal amount of the bonds at the time outstanding of each series affected, may effect, by an indenture supplemental to the Indenture, further modifications or alterations of the Indenture and of the rights and obligations of the Company and of the holders of the bonds and coupons; provided, however, that no such modification or alteration shall be made without the consent of the registered owner hereof which will (a) extend the maturity of this bond or reduce the rate or extend the time of payment of interest hereon or reduce the amount of the principal hereof or reduce any premium payable on the redemption hereof, or (b) permit the creation of any lien, not otherwise permitted, prior to or on a parity with the lien of the Indenture, or alter the equal and proportionate security afforded by the lien of the Indenture for the bonds issued thereunder, or (c) reduce the number or percentage of the principal amount of the bonds upon the consent of the holders of which modifications or alterations may be made as aforesaid or defaults may be waived; and (2) the holders of like percentages of the principal amount of the bonds outstanding and of each series thereof may waive certain uncured past defaults and the consequences thereof.

In certain events of default, the principal of this bond may be declared due and payable before maturity as provided in said Indenture.

This bond is transferable by the registered owner hereof in person or by his duly authorized attorney, on books of the Company kept for the purpose, at the principal corporate trust office of the Trustee upon surrender of this bond for cancellation and upon payment, if the Company shall so require, of a sum sufficient to reimburse the Company for any stamp tax or other governmental charge incident thereto, and thereupon a new registered bond of the same series of like principal amount will be issued to the transferee in exchange therefor.

The registered owner of this bond at his option may surrender the same for cancellation at said office and receive in exchange therefor the same aggregate principal amount of registered bonds of the same series but of other authorized denominations, upon payment, if the Company shall so require, of a sum sufficient to reimburse the Company for any stamp tax or other governmental charge incident thereto and subject to the terms and conditions set forth in said Indenture.

Neither the Company nor the Trustee shall be required to make transfers or exchanges of bonds of this series for a period of fifteen days next preceding any designation of bonds of said series to be redeemed, and neither the Company nor the Trustee shall be required to make transfers or exchanges of any bonds designated in whole for redemption or that part of any bond designated in part for redemption.

The Fifty-fourth Supplemental Indenture provides that in the event of any default in payment of the interest due on any interest payment date, such interest shall not be payable to the holder of the bond on the original record date but shall be paid to the registered holder of such bond on the subsequent record date established for payment of such defaulted interest.

It is a part of the contract herein contained that each holder hereof waives all right of recourse to any personal, statutory or other liability of any promoter, stockholder, officer or director, past, present or future, of the Company or of any predecessor or successor corporation for the collection of any indebtedness hereunder as more fully provided in said Indenture.

[FORM OF ASSIGNMENT]

For value received the undersigned hereby sells, assigns, and transfers

Please Insert Social Security or Other Identifying Number of Assignee
unto		the within bond,

and all rights thereunder, hereby irrevocably constituting and appointing attorney to transfer said bond on the books of the Company, with full power of substitution in the premises.

Dated:

NOTICE: The signature to this assignment must correspond with the name as it appears upon the face of the within bond in every particular, without alteration or enlargement or any change whatever.

[FORM OF TRUSTEE’S AUTHENTICATION CERTIFICATE]

This is one of the bonds, of the series designated therein, described in the within mentioned Indenture.

THE FIRST NATIONAL BANK OF BOSTON,
Trustee,

By:
Authorized Officer

SECTION 1.02. Redemption Provisions for Bonds of the 2002 Series. The Bonds of the 2002 Series shall be subject to redemption prior to maturity as a whole at any time or in part from time to time,

(a) at the option of the Company, upon payment of the applicable percentage of the called principal amount thereof set forth under the heading “Regular Redemption Price” in the tabulation in the form of the Bonds of the 2002 Series set forth in Section 1.01 hereof; provided, however, that no redemption shall be made prior to October 1, 1977, directly or indirectly as a part of, or in anticipation of, any refunding operation involving the incurring of indebtedness by the Company if such indebtedness has an effective interest cost to the Company (calculated after adjustment, in accordance with generally accepted financial practice, for any premium received or discount granted in connection with the indebtedness being incurred in such refunding operation) of less than the effective interest cost to the Company of the Bonds of the 2002 Series; or

(b) upon payment of the applicable percentage of the called principal amount thereof set forth under the heading “Special Redemption Price” in the tabulation in the form of the Bonds of the 2002 Series set forth in Section 1.01 hereof

(i) through the application of cash deposited with the Trustee for the sinking and improvement fund for the Bonds of said series provided for in Section 1.03 hereof, or

(ii) for use as a basis for credit, as provided in said Section 1.03, against the sinking and improvement fund payment for the Bonds of said series due not more than 12 months subsequent to the date fixed for such redemption, or

(iii) through the application of cash deposited with the Trustee for the depreciation fund provided for in Section 1.04 hereof, or

(iv) through the application of any trust moneys representing the proceeds of property taken, recaptured or sold in any transaction to which the provisions of Section 7.04 of the Indenture are applicable, together in any case with interest accrued thereon to the date fixed for redemption, upon not less than thirty days nor more than ninety days notice given by first class mail, postage prepaid, to the holder of record at the date of such notice of each Bond of the 2002 Series affected, at his address as shown on the Bond register. Such notice shall be sufficiently given if deposited in the United States mail within such period. Neither the failure to mail such notice, nor any defect in any notice so mailed to any holder, shall affect the sufficiency of such notice with respect to other holders. The foregoing provision with respect to notice shall be subject to all other conditions and provision of the Indenture not inconsistent herewith.

SECTION 1.03. Sinking and Improvement Fund for Bonds of the 2002 Series. As a sinking and improvement fund for the benefit of the holders of the Bonds of the 2002 Series, the Company covenants that it will, subject to the provisions in this Section hereinafter set forth, annually on or before September 30 in each year, beginning with 1974 and continuing to and including September 30, 2001, pay to the Trustee in cash an amount equal to the excess, if any, over the sum of the credits shown by the annual certificate hereinafter in this Section provided for, of an amount equal to the lowest multiple of $1,000 which equals or exceeds 1% of the aggregate principal amount of Bonds of the 2002 Series outstanding on the August 1 next preceding such September 30.

The payments and the dates upon which payments are required for the sinking and improvement fund as above provided are in this Section 1.03 and in the annual certificate hereinafter provided for referred to as “sinking and improvement fund payments” and “sinking and improvement fund payment dates”, respectively.

The Company shall file with the Trustee at least 45 days preceding any sinking and improvement fund payment date an officers’ certificate (herein referred to as an “annual sinking and improvement fund certificate”), substantially in the following form:

“PUGET SOUND POWER & LIGHT COMPANY

FIRST MORTGAGE DATED AS OF JUNE 2, 1924

AS SUPPLEMENTED AND MODIFIED

ANNUAL SINKING AND IMPROVEMENT FUND CERTIFICATE

(Bonds of the 2002 Series)

The undersigned, one of whom is an accountant, in compliance with the provisions for a sinking and improvement fund contained in Section 1.03 of the Fifty-fourth Supplemental Indenture to the above mentioned Mortgage, do hereby certify as follows:

1. The amount of the sinking and improvement fund payment due on September 30, 19 (here there should be specified the September 30 next succeeding the date of filing of the certificate) computed as provided in Section 1.03 of said Supplemental Indenture (but before deduction of credits) is                                          $

2. The credits, if any, which the Company elects to take against said sinking and improvement fund payment are as follows:

(i) Bonds of the 2002 Series delivered or to be delivered to the Trustee concurrently herewith, or not later than the date specified in Item 1 above, of a principal amount equal to                                          $

(Here specify Bonds delivered or to be delivered.)

(ii) Bonds of the 2002 Series (or Bond credits therefor) which have been redeemed not more than 12 months preceding the date specified in Item 1 above, at the Special Redemption Price provided for in, and pursuant to the provisions of, subparagraph (ii) of Clause (b) of Section 1.02 of the Fifty-fourth Supplemental Indenture, of a principal amount equal to                                          $

(Here specify Bonds redeemed or Bond credits therefor.)

(iii) Bonds of the 2002 Series (or Bond credits therefor) redeemed at any time prior to the date specified in Item 1 above at the Regular Redemption Price provided for in Clause (a) of Section 1.02 of the Fifty-fourth Supplemental Indenture, of a principal amount equal to                                          $

(Here specify Bonds redeemed or Bond credits therefor.)

(iv) Unfunded net additions shown by net property additions applications heretofore or concurrently herewith filed with the Trustee, equal to $             , to the extent of 60% of said amount, i.e.                                          $

Total credits pursuant to Item 2                                          $

3. (To be included only if credit is taken pursuant to Clause (i) of Item 2.) All Bonds delivered or to be delivered to the Trustee as stated in Clause (i) of Item 2 above have been bona fide issued and delivered to persons other than affiliates of the Company, and have been reacquired by the Company.

4. (This statement need be included only if credit is taken pursuant to Item 2.) None of the Bonds or Bond credits which are made the basis of a credit pursuant to Clauses (i), (ii) and (iii) of Item 2 above has been funded, and no net additions made the basis of a credit pursuant to Clause (iv) of Item 2 above have been funded, or, if funded, they have become unfunded pursuant to the provisions of the last two paragraphs of Section 1.35 of the Fortieth Supplemental Indenture, or (in the case of Bonds or Bond credits) such Bonds or Bond credits have been reinstated as provided in Section Four of Article II of Part I of said Fortieth Supplemental Indenture, or in Section 2.03 of said Fortieth Supplemental Indenture.

5. The balance, if any, of the above-mentioned sinking and improvement fund payment to be paid by the Company in cash, namely, the amount set forth in Item 1 hereof, minus the total credits set forth in Item 2 hereof, is                                          $

[Here insert statements as to compliance with conditions precedent as required by Section 2.04 of the Fortieth Supplemental Indenture.]

Dated:

Vice President

Treasurer of PUGET SOUND POWER & LIGHT COMPANY”

All Bonds of the 2002 Series delivered to the Trustee and credited against any sinking and improvement fund payment and all Bonds of the 2002 Series redeemed by operation of the sinking and improvement fund or the redemption of which has been made the basis of a credit against any sinking and improvement fund payment or Bond credits therefor, and all net additions made the basis of a credit against any sinking and improvement fund payment, shall be deemed to be thereupon funded, but only so long as any Bonds of the 2002 Series are outstanding. All Bonds of the 2002 Series so delivered or redeemed shall, if not previously cancelled, be forthwith cancelled by the Trustee.

Forthwith after the filing of the annual sinking and improvement fund certificate preceding each sinking and improvement fund payment date on which the Company will, as shown by said certificate, be required to make to the Trustee a payment in cash for the sinking and improvement fund, the Trustee shall proceed to select for redemption, in the manner provided in Article Ten of the Indenture, a principal amount of Bonds of the 2002 Series equal to the amount of such cash payment and, in the name of the Company, shall give notice as required by the provisions of Section 1.02 hereof and Article Ten of the Indenture of the redemption for the sinking and improvement fund, at the principal amount thereof, on the then next ensuing October 1, of the Bonds so selected. On or before the sinking and improvement fund payment date next preceding such October 1, the Company shall pay to the Trustee the cash payment required by this Section, plus the amount of all interest accrued, if any, and premium, if any, payable, on Bonds of the 2002 Series to be redeemed by the application of such cash payment, and the money so paid shall be applied by the Trustee to the redemption of such Bonds. The Company shall also deliver to the Trustee with the filing of any annual sinking and improvement fund certificate, or not later than the next succeeding sinking and improvement fund payment date, any Bonds of the 2002 Series specified in said Clause (i) of Item 2 in such Certificate.

All cash paid to the Trustee pursuant to the provisions of this Section shall be held by the Trustee as security for the payment of the called Bonds of the 2002 Series until applied as herein provided.

The Company, upon request of the Trustee from time to time, will pay to the Trustee an amount equal to the cost of giving notice of redemption of Bonds of the 2002 Series for such fund and any other expense of operation of such fund, the intention being that such fund shall not be charged for such expenses.

SECTION 1.04. Depreciation Fund. Notwithstanding the provisions of Section Six of Article II of Part I of the Fortieth Supplemental Indenture, the Company hereby covenants that, so long as any of the Bonds of the 2002 Series shall remain outstanding, (a) the covenants made by the Company in Section Four of Article II of Part I of the Fortieth Supplemental Indenture shall continue in full force and effect and (b) Bonds delivered, redeemed or purchased pursuant to said Section Four and any amount of unfunded Bond credits used as a credit in Item 7 of any depreciation fund certificate shall be deemed to be funded, unless and until the same shall have been reinstated as provided in said Section Four or in Section 2.03 of the Indenture.

SECTION 1.05. Restriction on Payment of Dividends on Common Stock. Notwithstanding the provisions of Section 1.08 of the Forty-fourth Supplemental Indenture, the Company hereby covenants that the covenants made by the Company in Section 1.05 of the Forty-fourth Supplemental Indenture shall continue in full force and effect so long as any of the Bonds of the 2002 Series shall remain outstanding.

SECTION 1.06. Minimum Provision for Depreciation. The Company hereby covenants that the term “minimum provision for depreciation” shall have the meaning specified in Section 1.32 of the Indenture so long as any of the Bonds of the 2002 Series shall remain outstanding.

SECTION 1.07. Duration of Effectiveness of Article One. This Article shall be in force and effect only so long as any of the Bonds of the 2002 Series are outstanding.

ARTICLE TWO.

Principal Amount Presently To Be Outstanding.

SECTION 2.01. The total aggregate principal amount of First Mortgage Bonds of the Company issued and outstanding and presently to be issued and outstanding under the provisions of and secured by the Indenture will be Two Hundred Forty-five Million Dollars ($245,000,000), namely, Twenty-five Million Dollars ($25,000,000) principal amount of First Mortgage Bonds, 3 1/2 % Series due 1984, Thirty Million Dollars ($30,000,000) principal amount of First Mortgage Bonds, 4 1/8 % Series due 1988, Fifteen Million Dollars ($15,000,000) principal amount of First Mortgage Bonds, 4 5/8 % Series due 1991, Forty Million Dollars ($40,000,000) principal amount of First Mortgage Bonds, 4 5/8 % Series due 1993, Fifteen Million Dollars ($15,000,000) principal amount of First Mortgage Bonds, 4 3/4 % Series due 1994, Twenty Million Dollars ($20,000,000) principal amount of First Mortgage Bonds, 5 1/4 % Series due 1996, Twenty Million Dollars ($20,000,000) principal amount of First Mortgage Bonds, 6 5/8 % Series due 1997, Twenty Million Dollars ($20,000,000) principal amount of First Mortgage Bonds, 7 1/2 % Series due 1999, Thirty Million Dollars ($30,000,000) principal amount of First Mortgage Bonds, 9 1/2 % Series due 2000 now issued and outstanding and Thirty Million Dollars ($30,000,000) principal amount of First Mortgage Bonds, 7 3/4 % Series due 2002 to be authenticated and delivered pursuant to Section 2.02 of this Fifty-fourth Supplemental Indenture. Additional Bonds of the 1984 Series, the 1988 Series, the 1991 Series, the 1993 Series, the 1994 Series, the 1996 Series, the 1997 Series, the 1999 Series, the 2000 Series, the 2002 Series and of any other series established after the execution and delivery of this Fifty-fourth Supplemental Indenture may from time to time be authenticated, delivered and issued pursuant to the terms of the Indenture and indentures supplemental thereto.

SECTION 2.02. Bonds of the 2002 Series in the aggregate principal amount of Thirty Million Dollars ($30,000,000) may forthwith, upon the execution and delivery of this Fifty-fourth Supplemental Indenture, or from time to time thereafter, and upon compliance by the Company with the provisions of Article Five of the Indenture, be executed by the Company and delivered to the Trustee and shall thereupon be authenticated and delivered by the Trustee to or upon the written order of the Company.

ARTICLE THREE.

Miscellaneous.

SECTION 3.01. This Fifty-fourth Supplemental Indenture is executed and shall be construed as an indenture supplemental to the Indenture, and shall form a part thereof, and the Indenture, as hereby supplemented and modified, is hereby confirmed. Except to the extent inconsistent with the express terms hereof, all of the provisions, terms, covenants and conditions of the Indenture shall be applicable to the Bonds of the 2002 Series to the same extent as if specifically set forth herein. All terms used in this Fifty-fourth Supplemental Indenture shall be taken to have the same meaning as in the Indenture, except in cases where the context herein clearly indicates otherwise.

SECTION 3.02. All recitals in this Fifty-fourth Supplemental Indenture are made by the Company only and not by the Trustee; and all of the provisions contained in the Indenture in respect of the rights, privileges, immunities, powers and duties of the Trustee shall be applicable in respect hereof as fully and with like effect as if set forth herein in full.

SECTION 3.03. The Company covenants that it is lawfully seized and possessed of all the trust estate at the date of the execution of this Fifty-fourth Supplemental Indenture except as in the Indenture otherwise stated or permitted; that on said date the trust estate is free and clear from all liens and encumbrances other than permitted encumbrances, except as in the Indenture otherwise stated or permitted; that the Company will warrant and forever defend the trust estate and the title thereto to the Trustee against the claims of all persons whomsoever except as in the Indenture otherwise stated or permitted; that it will maintain and preserve the lien of the Indenture, as a first mortgage lien, except as in the Indenture otherwise stated or permitted, so long as any of the Bonds issued under the Indenture are outstanding; and that it has good right and lawful authority to subject said property to the lien of the Indenture, as provided in and by the Indenture.

SECTION 3.04. The first sentence of Section 1.27 of the Indenture shall be and hereby is modified and corrected by the addition of the words “or in the State of Montana” between the words “thereto” and “which” in the third line of such sentence, so that such sentence shall read as follows:

“The term ‘utility property’ shall mean and comprise property of the Company, located in the State of Washington or in any State contiguous thereto or in the State of Montana which (except as provided below) is used by or useful to the Company in the business of generating, transmitting, distributing, utilizing, purchasing, furnishing and/or disposing of electricity, for heat, light, power, or refrigeration or other uses, or in any business which is incidental thereto, including, without limiting the generality of the foregoing, all properties necessary or appropriate for generating, transmitting, distributing, utilizing, purchasing, furnishing and/or disposing of electricity, together with betterments, improvements, additions, replacements, or alterations of, upon or to such property of the Company.”

SECTION 3.05. This Fifty-fourth Supplemental Indenture may be executed in several counterparts, and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts, or as many of them as the Company and the Trustee shall preserve undestroyed, shall together constitute but one and the same instrument.

SECTION 3.06. Although this Fifty-fourth Supplemental Indenture is dated for convenience and for the purpose of reference as of October 1, 1972, the actual date or dates of execution by the Company and by the Trustee are as indicated by their respective acknowledgments hereto annexed.

IN WITNESS WHEREOF, Puget Sound Power & Light Company has caused this Fifty-fourth Supplemental Indenture to be signed in its corporate name and behalf by its President or one of its Vice Presidents or its Treasurer and its corporate seal to be hereunto affixed and attested by its Secretary or one of its Assistant Secretaries, and The First National Bank of Boston in token of its acceptance of the trust hereby created has caused this Fifty-fourth Supplemental Indenture to be signed in its corporate name and behalf by its President or one of its Vice Presidents, and its corporate seal to be hereunto affixed and attested by its Cashier or one of its Assistant Cashiers, all on October 30th and October 27th, 1972, but as of the day and year first above written.

PUGET SOUND POWER & LIGHT COMPANY

		By:	/s/ R.F. Whaley
Treasurer.
Attest:
CORPORATE SEAL
/s/ W.E. Watson
Secretary.
THE FIRST NATIONAL BANK OF BOSTON

		By:	/s/ C.J. Ducie, Jr.
Vice President.
Attest:
CORPORATE SEAL
/s/ S. McMurtie, Jr.
Assistant Cashier.

STATE OF WASHINGTON COUNTY OF KING	}	SS.:

R. F. WHALEY and W. E. WATSON, being duly sworn each for himself on oath deposes and says that he, the said R. F. WHALEY, is and at the time of the execution of the foregoing Supplemental Indenture was Treasurer of PUGET SOUND POWER & LIGHT COMPANY, a corporation and the mortgagor therein named, and the same person who as such Treasurer executed said Supplemental Indenture in behalf of said corporation; and that he, the said W. E. WATSON, is and at the time of the execution of said Supplemental Indenture was Secretary of said corporation, the said mortgagor, and the same person who as such Secretary attested such Supplemental Indenture on behalf of said corporation; and that the said Supplemental Indenture is made in good faith and without any design to hinder, delay or defraud creditors or any creditor of said corporation.

/s/ W. E. Watson	/s/ R. F. Whaley
W. E. WATSON	R. F. WHALEY

Subscribed and sworn to before me this 30th day of October, 1972.

/s/ Russell E. Olson
Notary Public in and for the State of Washington. Residing at Bellevue.

NOTARIAL SEAL

STATE OF WASHINGTON COUNTY OF KING	}	SS.:

On this 30th day of October, 1972, before me personally appeared R. F. WHALEY and W. E. WATSON, to me known to be a Treasurer and the Secretary, respectively, of PUGET SOUND POWER & LIGHT COMPANY, one of the corporations that executed the within and foregoing instrument, and acknowledged the said instrument to be the free and voluntary act and deed of said corporation for the uses and purposes therein mentioned, and on oath stated that they were authorized to execute and attest said instrument, and that the seal affixed is the corporate seal of said corporation.

IN WITNESS WHEREOF I have hereunto set my hand and affixed my official seal the day and year first above written.

/s/ Russell E. Olson
Notary Public in and for the State of Washington. Residing at Bellevue.

NOTARIAL SEAL

COMMONWEALTH OF MASSACHUSSETTS, COUNTY OF SUFFOLK	}	SS.:

On this 29th day of October, A. D., 1972, (i) personally appeared before me, a Notary Public in and for the County of Suffolk, C. J. Ducie, Jr., known to me to be a Vice President of THE FIRST NATIONAL BANK oF BOSTON, one of the corporations that executed the foregoing instrument, and upon oath did depose that he is the officer of said corporation as above designated, that he is acquainted with the seal of said corporation, and that the said seal affixed to said instrument is the corporate seal of said corporation; that the signatures to said instrument were made by the officers of said corporation as indicated after said signatures, and that the corporation executed the said instrument freely and voluntarily and for the purposes and uses therein named; and (ii) also before me appeared, C. J. Ducie, Jr. and the same S. McMurtie, Jr., to me personally known, who being by me duly sworn did say that they are a Vice President and an Assistant Cashier, respectively, of THE FIRST NATIONAL BANK OF BOSTON, and that the seal affixed to the foregoing instrument is the corporate seal of said Bank, and that the foregoing instrument was signed and sealed by them on behalf of said Bank by authority of its Board of Directors, and the said C. J. Ducie, Jr., and S. McMurtie, Jr. acknowledged said instrument to be the free act and deed of said Bank.

/s/ Marietta R. Lynch
Notary Public

My commission expires

(NOTARIAL SEAL)

TO COUNTY AUDITOR:

This instrument is a mixed real and chattel mortgage. Record and index as a real estate mortgage.

TO SECRETARY OF STATE:

This instrument is a mixed real and chattel mortgage. File and index pursuant to RCW 62A.9-302(5).

THE FIRST NATIONAL BANK OF BOSTON, TRUSTEE

/s/ S. McMurtie, Jr.

Assistant Cashier